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                                  EXHIBIT 2.02

     Pursuant to Regulation S-K, Item 601(b)(2), the Exhibits and Schedules to the Merger Agreement, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission upon request; provided, however, the Registrant may request confidential treatment of omitted items.

EXHIBITS


  B    Stockholder and Exchange Information
  D    Form of Company's Counsel's Legal Opinion
  E    Form of Affiliates' Letter
  F    Form of Purchaser's Counsel Legal Opinion

SCHEDULES


 2.1   Ownership of Stock
 2.3   Capital Stock
 2.5   Subsidiaries and Investments
 2.7   Books and Records
 2.8   Title to Properties; Encumbrances
 2.9   Tangible Assets
 2.11  Leases
 2.12  Contracts
 2.13  No Conflict
 2.14  Litigation
 2.16  Independent Contractors
 2.17  Indebtedness
 2.18  Insurance
 2.19  Intellectual Properties
 2.20  Licenses
 2.23  Employees
 2.24  Employee Benefit Plans
 2.25  Environmental Matters
 2.26  Interests in Clients, Suppliers, Etc.
 2.27  Bank Accounts; Powers of Attorney
 2.30  Broker's or Finder's Fees
 2.31  Key Employees
 2.36  Client Relations
 5.11  Required Consents
 5.14  Intra-Company Debt